UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2009 (April 1, 2009)
Winston Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51314	30-0132755

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Fairway Drive, Suite 134 Vernon Hills, Illinois	60061

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 362-8200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
Effective April 1, 2009, the Board of Directors of Winston Pharmaceuticals, Inc. (the “Company”) approved and adopted the Company’s Omnibus Incentive Plan (the “Plan”). The Plan was established by restating and merging the Company’s existing Stock Option Plan for Non-Employee Directors, and the 1999 Stock Option Plan (collectively, the “Prior Plans”), with and into the Plan. The number of shares of the Company’s common stock reserved for issuance pursuant to awards that may be granted under the Plan as of April 1, 2009, 5,922,466, equals the number of shares available for issuance under the Prior Plans, had such plans not been restated and merged with and into the Plan.

The Plan is administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), with the power to determine and grant, to certain employees, directors, consultants or other persons providing services to the Company, a variety of incentive-based awards, including incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other stock-based and cash-based awards.

The Company intends to submit the Plan for ratification and approval by its stockholders at the Company’s 2009 annual meeting of stockholders expected to be held on or about June 17, 2009. A copy of the Plan is filed herewith as Exhibit 10.1.

On April 7, 2009, 267,000 non-qualified stock options to purchase shares of the Company’s common stock were granted by the Compensation Committee to employees of the Company, including 100,000, 75,000 and 50,000 options to Dr. Joel Bernstein, the Company’s President and Chief Executive Officer, David Starr, the Company’s Vice President and Chief Financial Officer, and Dr. Scott Phillips, the Company’s Senior Vice President, Scientific Affairs, respectively. All of the options expire on April 7, 2019, and have an exercise price of $1.53, which represents fair market value of the Company’s common stock on the date of grant as defined in the Plan. All of such options vest in five equal annual installments, commencing April 7, 2010. A Form of Nonqualified Stock Option Agreement entered into by and between the Company and each of Dr. Bernstein, Mr. Starr and Dr. Phillips with respect to these stock option awards is filed herewith as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

10.1	Winston Pharmaceuticals, Inc. Omnibus Incentive Plan.

10.2	Form of Nonqualified Stock Option Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 17, 2009	Winston Pharmaceuticals, Inc.
	By:	/s/ Joel E. Bernstein
Joel E. Bernstein, M.D.
Chief Executive Officer

EXHIBIT INDEX

10.1	Winston Pharmaceuticals, Inc. Omnibus Incentive Plan.

10.2	Form of Stock Option Grant Agreement.

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